Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT

BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE

HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

No.: bj-2021 --

Labor contract

Party A: Shuhai Information Technology Co., Ltd

Party B: Mrs. Sun Mingzhou

Signed on: August 1, 2021

instructions

1、 This contract can be used when the employer signs a labor contract with the employee.

2、 When the employer and the employee use this contract to sign a labor contract, any content that needs to be negotiated and agreed by both parties shall be filled in the corresponding blank after consensus.

When signing the labor contract, Party A shall affix its official seal; The legal representative or main person in charge shall sign or seal in person.

3、 The terms that need to be added through negotiation between the parties shall be stated in the labor contract amendment in this contract.

4、 If other contents agreed by the parties and changes in the labor contract cannot be filled in the contract, additional paper may be attached.

5、 The contract shall be filled in with pen or signature pen, with clear handwriting, concise and accurate words, and shall not be altered.

6、 This contract is made in duplicate, with each party holding one copy. If it is delivered to Party B, Party A shall not keep it on behalf of Party A.

In accordance with the labor law of the people's Republic of China, the labor contract law of the people's Republic of China and relevant laws and regulations, Party A and Party B sign this contract voluntarily and by consensus, and jointly abide by the terms listed in this contract.

1、 Basic information of both parties to the labor contract

Article 1 Party A: Shuhai Information Technology Co., Ltd

Legal representative (principal) or entrusted agent Liu Zhixin

Registered address: Beijing

Business address: Beijing

E-mail box: XXX

Article 2 name and former name of Party B: Sun Mingzhou

Gender: Female

Registered residence type (non agriculture, agriculture)

Resident ID number XXX

Or other valid certificate name certificate number (certificate type:)

Starting time of working in Party A: 08 / 01 / 2021

Residential address and postal code in Beijing

Address and postal code of registered permanent residence: XXX

The only address, receiver and postal code for receiving various documents: XXX

Unique email address for receiving various documents: XXX

Party B acknowledges that if Party A sends all kinds of information to Party B according to the only service address or the only e-mail provided by Party B, Party A has fulfilled the obligation to inform Party B of sufficient documents and information. If Party A sends information to Party B by mail (including various Express Services), and the mail is collected or stored by various forms, Party B also recognizes that Party A has fully informed Party B. When Party A sends information to Party B by mail (including various Express Services), if the mail is returned due to Party B, and Party A has fulfilled the obligation of full disclosure to Party B, Party B shall bear the adverse consequences.

Party B promises to ensure that the above information is true, accurate, complete and effective. Party B agrees and acknowledges that Party A has fulfilled its obligation to inform Party B when delivering various documents to Party B according to the above information provided by Party B, and Party B has fully understood all the contents and legal meaning of the information delivered by Party A. In case of any change in the above information, Party B shall submit a written explanation to Party A within 3 working days from the date of the change, otherwise Party A shall still be deemed to have delivered the information or letter sent to the address before the change.

Party B shall check the above e-mail every day, otherwise it shall bear the consequences, and ensure that the above e-mail will continue to be valid after resignation, and keep the check status to ensure the performance of relevant contractual obligations of both parties.

2、 Term of labor contract

Article 3 this labor contract is a fixed-term labor contract.

1. This labor contract is the second labor contract signed by both parties. This contract is a fixed-term labor contract. The term of the labor contract is three years, from 08 / 01/ 2021 to 07 / 31 / 2024.

2. The probation period of the contract is six months, i.e. from 08 / 01/ 2021 to 01 / 31 / 2022. Party A has the right to request to extend Party B's probation period according to Party B's actual work performance or performance appraisal results, but the maximum period shall not exceed six months. The written notice of party a requesting to extend the probation period and redefine the term of the labor contract shall be delivered to Party B no later than three days before the expiration of the probation period. During the probation period, Party A has the right to decide whether Party B enjoys the welfare benefits of regular employees of the company (except social insurance and other welfare benefits stipulated by the state).

3. During the probation period, if Party B is under any of the following circumstances, the employer may terminate the labor contract:

3.1 it is proved that it does not meet the employment conditions during the probation period;

3.2 seriously violating the rules and regulations of Party A's employer;

3.3 serious dereliction of duty and malpractice, causing significant damage to Party A's employer;

3.4 Party B establishes labor relations with other employers at the same time, which has a serious impact on the completion of Party A's work tasks, or refuses to correct after being proposed by Party A's employer;

3.5 Party B fraudulently causes Party A to conclude or change the labor contract against its true intention;

3.6 Party B is investigated for criminal responsibility according to law;

3.7 Party B is ill or injured not due to work, and is unable to engage in the original work or the work otherwise arranged by Party A's employer after the specified medical treatment period expires;

3.8 Party B is not competent for the job and is still incompetent after training or job adjustment.

4. Both parties agree that Party B does not meet the employment conditions in the following circumstances during the probation period:

4.1 those who have not reached the legal age for employment or do not have the employment procedures and identity documents stipulated by the state;

4.2 the employee is unable to provide the resignation certificate issued by the original employer or other materials required for employment, social insurance and other supporting materials, or fails to meet the conditions required for social security within 15 days after employment;

4.3 fail to complete the assigned tasks, post work and tasks according to quality and quantity, or make mistakes or mistakes in work;

4.4 incompetent for the assigned work and the post responsibilities specified by the company; Or Party A requests to extend the probation period according to Party B's work performance, and Party B refuses to extend it;

4.5 suffering from mental illness or infectious diseases prohibited by law, or physical health conditions do not meet the requirements of the job;

4.6 any violation of the employee manual, rules and regulations and the post responsibility system during the probation period and Party A's written notice of criticism and above punishment;

4.7 those who fail to pass the performance appraisal during the probation period [the appraisal result is below D (59 points)];

4.8 there is a non competition agreement with the original employer and it is within the scope and period of restriction;

4.9 those who are wanted on record, or who are released on bail pending trial or under residential surveillance;

4.10 do not agree to purchase social insurance or sign a labor contract with the company according to the requirements of the company;

4.11 failing to meet the skills required by the post after assessment;

4.12 unable to complete the tasks of the post during the probation period;

4.13 Party A fails to cooperate or cause Party A to handle the transfer, registration and payment procedures of social insurance, provident fund, archives, etc. for Party B within 10 working days after Party A's notice;

4.14 failing to deal with the relationship with the superior or colleagues harmoniously and properly, failing to adapt to the legal and reasonable operation and management behavior of Party A's enterprise, resulting in serious impact and interference on the normal operation and office order of Party A's company or department, and failing to correct after the company's written notice or punishment;

4.15 there are other situations that do not meet the conditions specified in the recruitment notice, the tripartite employment agreement and the employee manual.

5. Both parties agree that during the labor contract period (including probation period), Party B shall be deemed to have seriously violated the rules and regulations of Party A's employer:

5.1 Party B's falsification, alteration and other fictitious facts and concealment of the truth in various information, documents and certificates submitted to Party A before employment are recognized as Party B's major disciplinary violations;

5.2 Party B is absent from work for more than 10 days (excluding) during the probation period due to non industrial injury, or Party B asks for sick leave for more than 10 days in the probation period, or asks for leave for more than 5 days in the probation period, or is late, leaves early for more than 3 times, or is absent from work;

5.3 failing to arrive at the designated post within the specified time without the written permission of the company; Or refuse to arrive at the designated post after being notified in writing by the company;

6. Both parties agree that the following circumstances of Party B during the probation period shall be deemed as fraud:

6.1 all kinds of information, documents and certificates submitted by Party B to Party A before employment, including but not limited to ID card information, career resume, employment application, resignation certificate or other necessary certificates, academic certificate, professional qualification certificate, grade certificate or certification of relevant posts, there are fictitious facts such as forgery, alteration and concealment of the truth.

6.2 concealing the existence of labor relations with other units and the obligation of confidentiality and non competition;

6.3 concealing the fact that he has been subjected to various administrative, judicial and criminal penalties or disciplinary sanctions by the company, enterprise and other organizations;

7. Failing to dissolve or terminate the labor contract or labor relationship with the original employer according to law（ If the company suffers losses as a result of this situation, Party A has the right to recover from Party B, and this article also applies to the post employment);

8. Party B agrees and approves the current and subsequent performance appraisal system and other management systems formulated, modified and implemented from time to time by the company, and agrees and approves the contents contained in the performance appraisal form as the evaluation standard and basis during the probation period.

9. If Party A decides not to employ Party B or terminates the labor contract according to Article 3 of the contract, Party A will not give economic compensation to Party B; If Party B violates Article 3 of this contract and causes losses to Party A, it shall be liable for compensation to Party A.

3、 Work content and location

Article 4 Party B agrees to work in the Finance Department and serve as the Chief Financial officer according to the work needs of Party A. Party A may adjust Party B's Department, post responsibilities and work contents according to the business situation and Party B's work performance and ability. Party A shall adjust Party B's post according to the following agreement:

1. If Party A's business situation changes, the work content of the post agreed by Party B when signing the contract is adjusted, or Party B's ability can be competent for the new post and the work content of the new post, and there is no adverse change in salary and other working conditions, in this case, Party A shall provide necessary new post business training to Party B, and Party B is obliged to accept the training;

2. Party B applies for a new position according to its own ability and Party A agrees;

3. Party B is not qualified for the post standards agreed in this contract after being assessed by its department or the human resources department of Party A;

4. Other situations in which Party A adjusts Party B's position occur.

If Party A adjusts Party B's post, Party B's salary standard shall be adjusted according to the salary standard of the new post corresponding to the company's standard, but equal pay for equal work shall be paid.

Article 5 according to the job characteristics of Party A, Party B's work area or place is in Beijing in principle. Because Party A's business behavior faces many countries in China and abroad, Party A has clearly informed Party B that the workplace may change due to the strategic development plan and business nature of the unit, and Party B agrees to Party A's adjustment and arrangement of Party B's workplace.

1. As Party A's business faces the whole country and has foreign-related business, Party A has the right to change Party B's working place or temporarily adjust Party B's working place (except for business travel) according to the business situation and business expansion. Party B has no objection to this, but Party A shall consider the impact of the change of working place on Party B's life and take reasonable remedial measures.

2. If Party B's position and work content change due to the change of Party B's working place, the salary and other working conditions shall be adjusted accordingly according to the new position, but equal pay for equal work shall be paid, and there shall be no adverse change in salary and other working conditions.

3. If Party B disagrees with Party A's reasonable adjustment and change of Party B's working place according to the business situation and business development, Party A has the right to terminate this contract.

Article 6 Party B shall be competent for the post responsibilities and work standards, and agree and sign the post responsibility agreement. See Annex IV post responsibility agreement of the contract.

4、 Working hours, rest and vacation

Article 7 Party A shall arrange Party B to implement the standard working hour system【 Senior management shall flexibly arrange working hours within the working hour system]

If the standard working hour system is implemented, Party B shall work no more than 8 hours a day and no more than 40 hours a week.

If Party A arranges Party B to implement the comprehensive working hour system or irregular working hour system, it shall obtain the administrative license decision of the special working hour system of the labor administrative department in advance.

Party A will not arrange Party B to work overtime. If Party B needs to work overtime, it shall submit an application to Party A, and Party B can work overtime and overtime only with the approval of Party A.

Article 8 the leave system implemented by Party A to Party B shall be implemented in accordance with national laws and regulations and relevant management systems of the company.

5、 Labor remuneration

Article 9 Party A shall pay Party B's salary by bank transfer before the 16th of each month. If the payment is delayed by a third party, Party B agrees that it does not belong to Party A's salary arrears. In case of holidays, you can fine tune the salary date.

Party B's salary bank account number is: XXX

Party B promises that this bank account number will always be valid during his employment and after his resignation.

Based on Party B's position, the basic salary is ¥7,000 yuan / month, Job allowance ¥6,500 yuan / month and performance bonus ¥6,500 yuan / month.

During the probation period, Party A has the right to decide whether Party B enjoys the welfare benefits of regular employees of the company (except social insurance and welfare benefits stipulated by the state), and the specific implementation shall be subject to Party A's decision.

If Party A approves Party B to work overtime, Party A shall arrange Party B to take compensatory leave or pay Party B overtime wages according to law. Party B's overtime pay shall be calculated based on the basic salary.

Agreement on salary adjustment between Party A and Party B: Party A has the right to adjust Party B's salary standard according to the actual business situation of Party A, changes in rules and regulations and salary system, changes in Party B's job position and performance evaluation results, as well as Party B's working years, reward and punishment records; However, the adjusted wage standard of Party B shall not be lower than the minimum wage standard stipulated by the state.

Article 10 the individual income tax of Party B shall be withheld and paid by Party A.

If Party B has any objection to the salary of the current month, it shall put forward the specific objection to Party A in writing within 3 days from the date of receipt, otherwise it shall be deemed to recognize the salary paid in the current month (including various deductions).

Article 11 If Party A's production tasks are insufficient and Party B is waiting for work, the standard of monthly living expenses paid by Party A to Party B shall be implemented in accordance with national laws, regulations or policies.

6、 Social insurance and other insurance benefits

Article 12 Party A and Party B shall participate in social insurance in accordance with the provisions of the state and Beijing Municipality. Party A shall handle relevant social insurance procedures for Party B and undertake corresponding social insurance obligations.

Article 13 the medical treatment for Party B's illness or non work-related injury shall be implemented in accordance with the relevant provisions of the state and Beijing Municipality. Party A shall pay Party B sick leave salary in accordance with national laws and regulations.

Article 14 Party B's treatment for occupational disease or work-related injury shall be implemented in accordance with the relevant provisions of the state and the place of work.

Article 15 the welfare benefits provided by Party A to Party B shall be implemented in accordance with the company's welfare management system.

7、 Labor protection, working conditions and occupational hazard protection

Article 16 Party A shall provide Party B with necessary safety protection measures and distribute necessary labor protection articles according to the needs of the post and the provisions of the state on labor safety and health.

Article 17 Party A shall establish a safety production system in accordance with relevant national laws and regulations; Party B shall strictly abide by Party A's labor safety system, prohibit illegal operation, prevent accidents in the process of labor and reduce occupational hazards.

Article 18 Party A shall establish and improve the responsibility system for occupational disease prevention and control, strengthen the management of occupational disease prevention and control, and improve the level of occupational disease prevention and control.

8、 Dissolution, termination and economic compensation of labor contract

Article 19 in case of any change in the laws, administrative regulations and rules on which this contract is concluded, the relevant contents of this contract shall also be changed accordingly.

Article 20 if the objective conditions on which this contract is concluded have changed significantly, so that this contract cannot be performed, the relevant contents of the contract can be changed with the consent of both parties through negotiation.

Article 21 this contract may be terminated by consensus of both parties.

Article 22 during the term of this contract, Party A has the right to terminate this contract under any of the following circumstances.

1. Proved not to meet the employment conditions during the probation period;

2. Seriously violating party A's labor discipline or Party A's rules and regulations;

3. Serious dereliction of duty, malpractice for personal gain, causing significant damage to Party A, including economic losses of more than 1000 yuan, and being punished or negatively evaluated by the administrative organ; Party B's words and deeds cause Party A to receive negative social evaluation, reduce Party A's social evaluation or cause Party A's business activities not to be carried out normally.

4. Establishing labor relations or labor relations with other employing units at the same time; Party B shares or establishes an enterprise with business competition with Party A by himself and his family.

5. Causing Party A to conclude or change the labor contract against its true intention by means of fraud, coercion or taking advantage of the danger of others.

6. Party B is absent from work for two consecutive days within one month or for a total of three days or for a total of more than five days throughout the year; Party B has been late or left early for more than 6 times in a month and more than 10 times in a quarter.

7. Being investigated for criminal responsibility according to law.

8. Seriously violating the basic principles of business ethics and good faith; Serious negligence, serious violation of discipline and other major violations of discipline and serious violation of rules and regulations.

Article 23 under any of the following circumstances, Party A may terminate this contract, but shall notify Party B in writing 30 days in advance.

1. Party B is ill or injured not due to work, and is unable to engage in the original work or other work arranged by Party A after the expiration of the specified medical treatment period;

2. Party B is incompetent for post responsibility (refer to Annex III "post responsibility statement" of the contract); He is still incompetent after training or job transfer;

3. The objective conditions on which the labor contract is concluded have changed significantly, resulting in the inability to perform the labor contract, and Party A and Party B fail to reach an agreement on changing the contents of the labor contract through consultation;

Party B shall resign from the date of notifying Party A of the termination of the labor contract to the 30th day, and Party A has the right to require Party B to resign immediately within 30 days.

If Party B informs Party A to terminate the labor contract and no longer work based on the above circumstances, Party A may treat it as absenteeism, and may require Party B to bear compensation liability for various losses caused by it.

Article 24 under any of the following circumstances, if it is necessary to reduce more than 20 employees or less than 20 employees but accounting for more than 10% of the total number of employees of the company, Party A may terminate this contract after explaining the situation to the trade union or all employees 30 days in advance, listening to the opinions of the trade union or employees and reporting to the labor administrative department:

1. Reorganization in accordance with the provisions of the company bankruptcy law;

2. Serious difficulties in production and operation;

3. The company still needs to reduce its personnel after changing its production, major technological innovation or business mode and changing its labor contract;

4. Other major changes in the objective economic conditions on which the labor contract is based at the time of conclusion, resulting in the inability to perform the labor contract;

Article 25 under any of the following circumstances, Party B may notify Party A to terminate this contract at any time.

1. Failing to provide labor protection or working conditions in accordance with the provisions of the labor contract;

2. Failing to pay labor remuneration in full and on time;

3. Failing to pay social insurance for workers according to law;

4. Party A's rules and regulations violate the provisions of laws and regulations and damage the rights and interests of workers;

5. Causing Party B to conclude or change the labor contract against its true intention by means of fraud, coercion or taking advantage of the danger of others;

6. Other circumstances under which a worker may terminate the labor contract as stipulated by laws and administrative regulations.

Article 26 If Party A forces Party B to work by means of violence, threat or non restriction of personal freedom, or Party A commands and forces risky operation in violation of regulations, which endangers Party B's personal safety, Party B may terminate the labor contract immediately without informing Party A in advance.

Article 27 under any of the following circumstances, the labor contract between Party A and Party B shall be terminated.

1. The labor contract expires;

2. Party B begins to enjoy basic endowment insurance benefits according to law;

3. Party B dies or is declared dead or missing by the people's court;

4. Party A is declared bankrupt according to law;

5. Party A's business license is revoked, ordered to close down or revoked, or Party A decides to dissolve in advance;

6. Other circumstances stipulated by laws and administrative regulations.

Article 28 Party A and Party B shall earnestly perform the employment contract, and shall not dismiss or resign without justified reasons, otherwise the fault party shall bear all economic losses caused thereby. During the probation period, Party B shall notify party a three days in advance.

Article 29 after the expiration of this contract, Party A and Party B may renew the labor contract with the consent of both parties through negotiation. If the labor contract expires and the service period agreed in the training agreement signed by Party A and Party B has not expired, the validity of the original labor contract shall be extended until the service period agreed in the training agreement expires.

Article 30 after the expiration of this contract, if both parties still have labor relations, Party A shall renew or renew the labor contract with Party B in time. If the formalities are not handled after the expiration of the contract and the labor relationship still exists, the contract shall be deemed to automatically continue the labor contract with the same fixed term.

Article 31 the cancellation or termination of the labor contract by Party A and Party B involves the situation that Party A needs to pay economic compensation in accordance with the labor contract law. The amount of such compensation shall be implemented in accordance with the provisions of laws and regulations.

Article 32 when the contract is dissolved or terminated, Party B shall handle the work handover in accordance with the agreement of both parties. After the work handover is completed, Party A shall settle wages and other expenses for Party B.

If Party B fails to complete the work handover as required by Party A, Party A may not pay economic compensation to Party B or reimburse all kinds of funds for Party B, and Party B shall be liable for compensation for the losses caused to Party A. If Party B resigns and fails to notify Party A 30 days in advance in accordance with the law, Party B shall compensate Party A for the one month salary of the staff temporarily employed by Party A to replace Party B.

9、 Other contents agreed by the parties

Article 33 Party A and Party B agree to add the following contents to this Contract:

33.1 when Party A makes the decision to cancel / terminate the labor contract of Party B, Party A only authorizes the legal representative and the person in charge of the personnel department to implement it on behalf of Party A, and other personnel have no such power.

Because Internet plus management Internet is adopted by Party A and all relevant data are stored on an independent third party server, the relevant management information is authentic and objective. Therefore, B agrees that the information contained in the Internet plus management system is binding and proven, such as Party B's objection to the information contained in the Internet plus management system. Party B shall raise an objection to Party A in writing within 2 working days from the date of generation of relevant information, otherwise it shall be recognized as Party B's approval of the content of relevant information.

In case of labor dispute between Party B and Party A, Party A and Party B hereby agree to adopt the method of closed trial.

33.2 both parties agree that the technical development achievements or works produced by Party B independently or with the support, cooperation and cooperation of other departments and personnel by using various software and hardware platforms, data, information, authorization or other resources provided by Party A to perform the post responsibilities specified in the labor contract shall be recognized as job works, and the ownership of the works shall belong to Party A. The ownership of the above work includes but is not limited to intellectual property rights and all other incidental or derivative rights and interests. Party A may reward Party B according to the labor contract as the case may be, subject to the decision of Party A. If this agreement is different from the subsequent detailed agreement between the two parties on such intellectual property rights, the latest agreement between the two parties shall prevail.

10、 Labor dispute settlement and others

Article 34 in case of any dispute arising from the performance of this contract, the parties may apply to Party A's labor dispute mediation committee for mediation; If mediation fails, it may apply to the labor dispute arbitration commission for arbitration.

Either party may also directly apply to the labor dispute arbitration commission for arbitration.

Article 35 the annexes to this contract are as follows:

1. The confidentiality agreement of Party A is Annex I to this contract

2. The intellectual property protection and non competition agreement of Party A is Annex II to this contract

3. The employee manual, employee manual and the confirmation of learning relevant rules and regulations of the company, salary system, labor management system, employee information confirmation form and performance appraisal agreement are Annex III to the contract

4. The post responsibility agreement is annex IV to the contract.

Article 36 in case of matters not covered in this contract or contrary to the relevant provisions of the state and Beijing in the future, the relevant provisions or policies shall prevail.

Article 37 this contract is made in duplicate, with each party holding one copy, which has the same legal effect.

(there is no text below, which is the signing part)

Party A (seal):

Shuhai Information Technology Co., Ltd

Party B (signature): /s/ Sun Mingzhou

Signing date: 08/01/2021

Signing date: 08/01/2021